Exhibit 99.1

Press Release

Federated Investors, Inc. Announces Fourth Quarter and Year-End 2005 Earnings

•	Assets under management reach period-end record $213.4 billion

•	Money market assets reach period-end record $160.6 billion

(PITTSBURGH, Pa., January 26, 2006) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share (EPS) from continuing operations1 of $0.48 for the quarter ended Dec. 31, 2005, a 60 percent increase from Q4 2004’s EPS from continuing operations of $0.30. Income from continuing operations for Q4 2005 increased 61 percent to $51.8 million compared to income from continuing operations of $32.3 million for Q4 2004.

Federated’s Q4 earnings include a $3.2 million pre-tax or $0.02 per share net charge to financial results for various legal, regulatory and compliance matters. This charge includes a non-recurring pre-tax expense of $2.2 million or $0.01 per share net related to regulatory settlements with the Securities and Exchange Commission (SEC) and the New York State Attorney General (NYAG) and certain undertakings required therein. Federated’s Q4 2004 earnings from continuing operations included a $21.1 million pre-tax or $0.15 per share net charge for various legal, regulatory and compliance matters.

For 2005, Federated reported EPS from continuing operations of $1.51, a seven percent decrease from $1.63 in 2004. Federated reported income from continuing operations of $163.3 million for 2005, a nine percent decrease from $179.7 million for 2004. Federated’s 2005 financial results include a $41.6 million pre-tax or $0.36 per share net charge related to various legal, regulatory and compliance matters, including an insurance reimbursement of $23.6 million pre-tax or $0.14 per share net. Federated’s 2004 earnings from continuing operations included a $32.0 million pre-tax or $0.22 per share net charge for various legal, regulatory and compliance matters.

Federated’s total managed assets were $213.4 billion at Dec. 31, 2005, up $34.1 billion or 19 percent from $179.3 billion at Dec. 31, 2004 and up $6.0 billion or three percent from $207.4 billion at Sept. 30, 2005. Average managed assets for Q4 2005 were $210.1 billion, up $31.2 billion or 17 percent from $178.9 billion reported for Q4 2004 and up $2.0 billion or one percent from $208.1 billion in average managed assets reported for Q3 2005.

“Federated’s broad money market product line, reputation and scale in the industry make us a logical choice for clients looking to manage their cash. During 2005 our money market assets increased over

Contacts:

MEDIA	MEDIA	ANALYSTS
Meghan McAndrew	J.T. Tuskan	Ray Hanley
(412) 288-8103	(412) 288-7895	(412) 288-1920
mmcandrew@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com

Federated Reports Q4 and Year-End 2005 Earnings

January 26, 2006

$36 billion or nearly 30 percent through acquisitions and organic growth, “ said J. Christopher Donahue, president and CEO. “As we get closer to the end of the rate tightening cycle, we expect to see increased demand for Federated’s money market products in 2006.”

The company also announced that its board of directors declared a quarterly dividend of $0.15 per share. The dividend is payable on Feb. 15, 2006 to shareholders of record as of Feb. 8, 2006. During Q4 2005, Federated purchased 165,042 shares of class B common stock for $6.0 million. For 2005, the company purchased 920,103 shares for $25.5 million.

Money market assets in both funds and separate accounts totaled a record $160.6 billion at Dec. 31, 2005, $36.3 billion or 29 percent more than $124.3 billion at Dec. 31, 2004 and up from $154.0 billion at Sept. 30, 2005. Average money market assets in both funds and separate accounts were $157.4 billion for the quarter ended Dec. 31, 2005, compared to $125.3 billion for the same period last year and $154.4 billion for Q3 2005. Average money market fund assets of $143.7 billion for Q4 2005 increased from $112.4 billion for Q4 2004 and from $140.1 billion for the prior quarter.

As a result of increases in net asset values, equity assets increased to $29.8 billion at Dec. 31, 2005, compared to $29.0 billion at the end of 2004 and $29.7 billion at the end of Q3 2005. Among equity funds, Federated had strong net sales during the quarter in the Federated Strategic Value Fund, a value fund; Federated Market Opportunity Fund, a contrarian value fund; Federated Muni and Stock Advantage Fund, a tax-advantaged income fund; and Federated Kaufmann Small Cap Fund, a small-cap growth fund. Additionally, driven by strong net sales, Federated’s managed account equity products increased to $1.6 billion at Dec. 31, 2005 from $1.1 billion at the end of 2004.

Through its mutual funds and separate accounts, Federated managed $52.8 billion in equity and fixed-income assets at Dec. 31, 2005, down $2.2 billion from $55.0 billion at the end of 2004. Fixed-income assets were $23.0 billion at Dec. 31, 2005, down $2.9 billion from the end of 2004 and down $0.8 billion from Q3 2005. Rising short-term interest rates had a negative effect on net sales in 2005 as redemptions continued in Federated’s ultrashort products.

Financial Summary

For Q4 2005, Federated derived 47 percent of its revenue from money market assets, 36 percent from equity assets, 14 percent from fixed-income assets and three percent from other products and services. For 2005, Federated derived 43 percent of its revenue from money market assets, 38 percent from equity assets, 16 percent from fixed-income assets and three percent from other products and services.

For Q4 2005, total revenue increased 17 percent to $241.8 million from $207.2 million for Q4 2004 and grew slightly from the prior quarter’s $241.4 million. Total revenue for 2005 increased eight percent to $909.2 million compared to $843.3 million for 2004. The year-over-year increase in total revenue was due primarily to increased average money market assets resulting from Federated’s acquisition of Alliance Capital Management L.P.’s cash management business (the Alliance Acquisition) and organic growth.

Federated Reports Q4 and Year-End 2005 Earnings

January 26, 2006

Operating expenses increased nine percent for Q4 2005 to $155.5 million from $142.7 million for Q4 2004 due primarily to increased marketing and distribution and amortization of intangible assets associated with the Alliance Acquisition, which were partially offset by decreased costs for various legal, regulatory and compliance matters. Operating expenses for 2005 increased 16 percent to $610.2 million compared to $525.4 million for 2004 due to increased costs related to the Alliance Acquisition as mentioned above and increased costs for various legal, regulatory and compliance matters.

Federated will host an earnings conference call at 9:00 a.m. on Friday, Jan. 27, 2006. Investors are invited to listen to Federated’s Q4 and year-end 2005 earnings teleconference by calling 888-412-9259 (domestic) or 706-679-0848 (international) prior to the 9:00 a.m. Eastern start time. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until Feb. 3, 2006 by calling 800-642-1687 (domestic) or 706-645-9291 (international) and entering code 4216772.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $213.4 billion in assets as of Dec. 31, 2005. With 136 mutual funds and various separately managed accounts, Federated provides comprehensive investment management worldwide to 5,500 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top two percent of money market fund managers in the industry, the top six percent of fixed-income fund managers and the top seven percent of equity fund managers.2 For more information visit FederatedInvestors.com.

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1	Income from continuing operations exclude the results of operations, net of tax, from the sale of the firm’s mutual fund transfer agency business to Boston Financial Data Services in June 2004 and the sale of Investlink Technologies to Bluff Point, LLC, in August 2005. Financial results have been reclassified to reflect this activity as discontinued operations.

2	Strategic Insight, November 2005. Based on assets under management in open-end funds.

Certain statements in this press release, such as those related to demand for the company’s money market products, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include the ability to grow our customer base, develop new applications for our products and complete acquisitions, as well as those factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. Many of these factors may be impacted as a result of the ongoing threat of terrorism. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Past performance is no guarantee of future results.

For more complete information on Federated funds, please visit FederatedInvestors.com for prospectuses. You should consider the fund’s investment objectives, risks, charges and expenses carefully before you invest. Information about these and other important subjects is in the fund’s prospectus, which investors should read carefully before investing.

Federated Securities Corp., is the distributor of the Federated funds.

Separately managed accounts are available through Federated Investment Counseling, a registered investment advisor.

Federated Reports Q4 and Year-End 2005 Earnings

January 26, 2006

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended Dec. 31,		% Change Q4 2004 to Q4 2005	Quarter Ended Sept. 30, 2005	% Change Q3 2005 to Q4 2005
	2005	2004
Revenue
Investment advisory fees, net	$148,643	$135,748	9%	$148,285	0%
Administrative service fees, net	36,227	32,072	13	36,061	0
Other service fees, net	55,356	37,600	47	55,256	0
Other, net	1,533	1,825	(16)	1,757	(13)

Total Revenue	241,759	207,245	17	241,359	0

Operating Expenses
Compensation and related	42,461	41,140	3	45,642	(7)
General and administrative
Marketing and distribution	66,476	37,062	79	65,538	1
Professional service fees	8,500	8,977	(5)	(14,984)	157
Office and occupancy	5,030	5,316	(5)	3,672	37
Systems and communications	5,232	4,430	18	4,763	10
Advertising and promotional	4,668	3,662	27	4,774	(2)
Travel and related	3,403	3,588	(5)	2,981	14
Other	3,297	4,552	(28)	3,691	(11)

Total general and administrative	96,606	67,587	43	70,435	37
Amortization of deferred sales commissions	12,246	13,913	(12)	12,947	(5)
Amortization of intangible assets	4,126	2,653	56	4,035	2
Settlement expense	42	17,410	(100)	0	0

Total Operating Expenses	155,481	142,703	9	133,059	17

Operating Income	86,278	64,542	34	108,300	(20)

Nonoperating Income (Expenses)
Investment income, net	3,143	1,337	135	2,447	28
Debt expense––recourse	(93)	(84)	11	(102)	(9)
Debt expense––nonrecourse	(4,158)	(4,880)	(15)	(4,327)	(4)
Other, net	0	(25)	(100)	103	(100)

Total Nonoperating Expenses, net	(1,108)	(3,652)	(70)	(1,879)	(41)

Minority interest	2,715	2,484	9	2,563	6

Income from continuing operations before income taxes	82,455	58,406	41	103,858	(21)
Income tax provision	30,628	26,133	17	38,360	(20)

Income from continuing operations	51,827	32,273	61	65,498	(21)

Discontinued operations, net of tax	0	(527)	(100)	(1,831)	(100)

Net Income	$51,827	$31,746	63%	$63,667	(19)%

Earnings Per Share—Basic
Income from continuing operations	$0.49	$0.30	63%	$0.62	(21)%
(Loss) Income from discontinued operations	$0.00	$(0.00)	0%	(0.02)	100%

Net Income	$0.49	$0.30	63%	$0.60	(18)%

Earnings Per Share—Diluted
Income from continuing operations	$0.48	$0.30	60%	$0.61	(21)%
(Loss) Income from discontinued operations	$0.00	$(0.00)	0%	(0.02)	100%

Net Income*	$0.48	$0.29	66%	$0.59	(19)%

Weighted-average shares outstanding
Basic	106,108	106,823		106,109

Diluted	108,587	108,933		108,236

Dividends declared per share	$0.150	$0.125		$0.150

*	May not sum due to rounding.

Federated Reports Q4 and Year-End 2005 Earnings

January 26, 2006

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Year Ended Dec. 31,		% Change
	2005	2004
Revenue
Investment advisory fees, net	$570,695	$546,167	4%
Administrative service fees, net	135,070	135,851	(1)
Other service fees, net	196,193	153,849	28
Other, net	7,258	7,482	(3)

Total Revenue	909,216	843,349	8

Operating Expenses
Compensation and related	175,629	169,688	4
General and administrative
Marketing and distribution	222,689	156,442	42
Professional service fees	8,778	34,371	(74)
Office and occupancy	19,691	20,852	(6)
Systems and communications	19,964	18,829	6
Advertising and promotional	17,072	15,352	11
Travel and related	12,031	12,167	(1)
Other	12,817	13,870	(8)

Total general and administrative	313,042	271,883	15
Amortization of deferred sales commissions	51,732	55,716	(7)
Amortization of intangible assets	14,165	10,673	33
Settlement expense	55,592	17,410	219

Total Operating Expenses	610,160	525,370	16

Operating Income	299,056	317,979	(6)

Nonoperating Income (Expenses)
Investment income, net	8,995	3,422	163
Debt expense––recourse	(369)	(373)	(1)
Debt expense––nonrecourse	(17,517)	(20,655)	(15)
Other, net	51	(143)	(136)

Total Nonoperating Expenses, net	(8,840)	(17,749)	(50)

Minority interest	10,205	9,951	3

Income from continuing operations before income taxes	280,011	290,279	(4)
Income tax provision	116,719	110,559	6

Income from continuing operations	163,292	179,720	(9)

Discontinued operations, net of tax	(3,009)	1,459	(306)

Net Income	$160,283	$181,179	(12)%

Earnings Per Share—Basic
Income from continuing operations	$1.54	$1.67	(8)%
Income from discontinued operations	$(0.03)	$0.01	(400)%

Net Income	$1.51	$1.68	(10)%

Earnings Per Share—Diluted
Income from continuing operations	$1.51	$1.63	(7)%
Income from discontinued operations	$(0.03)	$0.01	(400)%

Net Income	$1.48	$1.64	(10)%

Weighted-average shares outstanding
Basic	106,114	107,615

Diluted	108,252	110,410

Dividends declared per share	$0.575	$0.414

Federated Reports Q4 and Year-End 2005 Earnings

January 26, 2006

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Dec. 31, 2005	Dec. 31, 2004
Assets
Cash, restricted cash and other short-term investments	$284,805	$258,271
Other current assets	61,618	64,229
Deferred sales commissions, net	157,562	286,650
Intangible assets, net	370,026	311,974
Other long-term assets	22,610	33,564

Total Assets	$896,621	$954,688

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$166,300	$175,367
Long-term debt—recourse	243	8
Long-term debt—nonrecourse	159,784	284,915
Other long-term liabilities and minority interest	29,965	36,645
Shareholders’ equity excluding treasury stock	1,090,915	994,199
Treasury stock	(550,586)	(536,446)

Total Liabilities, Minority Interest and Shareholders’ Equity	$896,621	$954,688

Changes in Equity and Fixed-Income Fund Assets

(in millions)

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2005	2004	2005	2004
Equity Funds
Beginning Assets	$26,098	$23,589	$25,951	$22,817

Sales	1,216	1,434	5,054	5,972
Redemptions	(1,796)	(1,468)	(6,666)	(5,532)

Net (redemptions) sales	(580)	(34)	(1,612)	440
Net exchanges	1	28	25	257
Acquisition related	0	0	142	105
Other*	512	2,368	1,525	2,332

Ending Equity Fund Assets	$26,031	$25,951	$26,031	$25,951

Fixed-Income Funds
Beginning Assets	$19,744	$21,315	$21,137	$24,004

Sales	1,023	1,588	5,061	7,719
Redemptions	(1,724)	(2,004)	(7,376)	(11,209)

Net redemptions	(701)	(416)	(2,315)	(3,490)
Net exchanges	(35)	(14)	(100)	11
Acquisition related	0	0	50	220
Other*	29	252	265	392

Ending Fixed-Income Fund Assets	$19,037	$21,137	$19,037	$21,137

*	Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Federated Reports Q4 and Year-End 2005 Earnings

January 26, 2006

(in millions)

MANAGED ASSETS	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005	Dec. 31, 2004
By Asset Class
Equity	$29,785	$29,650	$28,886	$28,345	$29,013
Fixed-income	23,017	23,800	24,357	24,879	25,953
Money market	160,621	153,985	151,431	125,747	124,302

Total Managed Assets	$213,423	$207,435	$204,674	$178,971	$179,268

By Market
Trust	$95,678	$90,146	$91,555	$84,681	$86,947
Broker/dealer	72,736	73,582	68,780	49,283	47,706
Institutional	22,247	22,329	22,805	21,971	23,135
International	2,647	2,781	2,798	2,957	2,855
Other	20,115	18,597	18,736	20,079	18,625

Total Managed Assets	$213,423	$207,435	$204,674	$178,971	$179,268

By Product Type
Mutual Funds:
Equity	$26,031	$26,098	$25,573	$25,279	$25,951
Fixed-income	19,037	19,744	20,237	20,596	21,137
Money market	145,289	139,621	136,852	109,895	110,559

Total Fund Assets	$190,357	$185,463	$182,662	$155,770	$157,647

Separate Accounts:
Equity	$3,754	$3,552	$3,313	$3,066	$3,062
Fixed-income	3,980	4,056	4,121	4,283	4,816
Money market	15,332	14,364	14,578	15,852	13,743

Total Separate Accounts	$23,066	$21,972	$22,012	$23,201	$21,621

Total Managed Assets	$213,423	$207,435	$204,674	$178,971	$179,268

	Quarter Ended
AVERAGE MANAGED ASSETS	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005	Dec. 31, 2004
By Asset Class
Equity	$29,386	$29,542	$28,279	$28,558	$27,659
Fixed-income	23,248	24,102	24,590	25,463	26,014
Money market	157,433	154,416	140,191	125,385	125,272

Total Avg. Assets	$210,067	$208,060	$193,060	$179,406	$178,945

By Product Type
Mutual Funds:
Equity	$25,760	$26,043	$25,114	$25,521	$24,793
Fixed-income	19,249	20,007	20,410	21,013	21,262
Money market	143,691	140,060	125,037	109,334	112,373

Total Avg. Fund Assets	$188,700	$186,110	$170,561	$155,868	$158,428

Separate Accounts:
Equity	$3,626	$3,499	$3,165	$3,037	$2,866
Fixed-income	3,999	4,095	4,180	4,450	4,752
Money market	13,742	14,356	15,154	16,051	12,899

Total Avg. Separate Acct.	$21,367	$21,950	$22,499	$23,538	$20,517

Total Avg. Assets	$210,067	$208,060	$193,060	$179,406	$178,945

	Quarter Ended
ADMINISTERED ASSETS	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	March 31, 2005	Dec. 31, 2004
Period End	$18,271	$18,632	$17,612	$18,169	$37,164
Average	$17,908	$18,020	$17,661	$19,365	$36,558